Exhibit 99.4
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject
  to Section 16:                           [ ]

Name and Address:                          Nicholas J. Singer
                                           650 Madison Avenue, 26th Floor
                                           New York, NY 10022

Issuer and Ticker Symbol:                  Penn Octane Corporation (POCC)

Date of Earliest Transaction:              8/18/08

Relationship to Issuer:                    10% Owner

Designated Filer:                          Standard General L.P.

TABLE I INFORMATION
Title of Security:                         Common Stock
Transaction Date:                          8/18/08
Transaction Code:                          P
Securities Acquired:                       64,000
Acquired or Disposed:                      A
Price:                                     $2.31
Ownership Form:                            I
Amount Beneficially Owned After
  Transaction:                             4,109,668
Nature of Indirect Beneficial
  Ownership:                               (1)

Title of Security:                         Common Stock
Transaction Date:                          8/19/08
Transaction Code:                          P
Securities Acquired:                       167,000
Acquired or Disposed:                      A
Price:                                     $2.31
Ownership Form:                            I
Amount Beneficially Owned After
  Transaction:                             4,276,668
Nature of Indirect Beneficial
  Ownership:                               (1)

Signature:                                 SOOHYUNG KIM


                                           By:  /s/ Scott Cohen
                                                --------------------------------
                                                Name:   Scott Cohen
                                                Title:  Attorney-in-Fact